Exhibit 10.9

Chang An Ford Mazda Automobile Co., Ltd.

Dealership Contract

Preamble

This contract (this “Contract”) is entered into for the purpose of establishing an authorized automobile dealer integrated with the functions of Product sale, supply of services and spare parts for the Products as well as information feedback in respect of the Products.

Article 1 Parties to the Contract

This Contract is entered into by and between Chang An Ford Mazda Co., Ltd., a corporation established under the laws of the People’s Republic of China (“PRC”) with its registered office at No. 1 Changfu West Road, Yuanyang Town, North of Chongqing City (the “Company”) and                               , a company established under the laws of PRC, with its registered office at                             (the “Dealer”) on [insert date] in [insert place of execution].  This Contract shall be executed in four counterparts with each of the parties to hold two.

The Company is the supplier of the Products, which intends to sell the Products in the PRC (excluding the Hong Kong Special Administrative Region, Macaw Special Administrative Region and Taiwan).

The Dealer intends to obtain from the Company the right to sell the Products in an agreed territory to act as an authorized dealer of the Company.

The Company agrees to grant the Dealer a right to sell the Products in a particular region in the PRC (excluding the Hong Kong Special Administrative Region, Macaw, and Taiwan) on a non-exclusive basis.

Article 2 Owner, General Manager, Authorized Representative, Ownership Structure of the Dealer

The Company entered into this Contract with the Dealer based on the following representations:

1. The following person is the owner and significant shareholder of the Dealer:

The former applicant:

The significant shareholder (or owner) of the former applicant:

Name of the legal representative:

ID Card No.:

The proportion of the shares it holds in the total amount of the investments contributed by the shareholders of the Dealer: 99.9%

2. The following person is the general manager of the Dealer, who shall have sufficient right in the management of the business and operation of the Dealer:

Name of the general manager:

ID Card No.:

Domicile address:

3. The following person is the authorized representative of the Dealer, who shall have the right to deal with all the business activities and any other transactions between the Company and the Dealer under this Contract, and shall have the capacity, qualification and authority to sign contracts with the Company and assume obligations of any nature to the Company, in each case, on behalf of the Dealer:

Name of the legal representative:

ID Card No.:

Domicile address:

Name of the general manager:

ID Card No.:

Domicile address:

4. The ownership structure of the Dealer

Registered capital: RMB

Names and shareholding percentages of each investor:

Article 3 Change of the Shareholding Structure, General Manager and Legal Representative of the Dealer

Any change of the shareholding structure, the general manager or the legal representative of the Dealer shall require prior written consent of the Company, other than any change due to death of any of the above mentioned person, provided that the Dealer shall promptly notify the Company of the same.  Any above change, consent or notice shall be incorporated into this Contract as the appendices hereto.  The Dealer shall provide the Company with a prior written notice with respect to any probable change of the ownership or management right, and shall notify the Company immediately of any death or incapacity of any person listed in Article 2.  Unless and until any appropriate written amendment to or agreement for the assignment of this Contract has been duly executed and delivered to the Company and the Dealer, no amendment, notice or any assignment of any rights or interests hereunder may become effective.  In case of any failure by the Dealer to obtain from the Company the prior written consent to such amendment and assignment, the Company shall be entitled to terminate this Contract in accordance with Article 21 hereof.

Article 4 Interpretations and Definitions

1. Interpretations [intentionally omitted]

2. Definitions

In this Contract:

(1) “Company” means Chang’an Ford Mazda Co., Ltd., with its principal office located at No. 1, Changfu West Road, New District, North of Chongqing City, PRC.

(2) “Dealer” means the party indicated in Article 1 who enters into this Contract with the Company.

(3) “Owner of the Dealer” means the entity or person listed in Article 2.4 hereto.

(4) “General Manager of the Dealer” means the person listed in Article 2.2 hereto.

(5) “Authorized Representative of the Dealer” means the person listed in Article 2.3 hereto.

(6) “Vehicles” means the brand new Products of various models listed in Schedule [•].

(7) “Products” means all Vehicles, Original Spare Parts and any other products provided by the Company to the Dealer for it to directly sell to users.

(8) “Original Spare Parts” means any accessories or spare parts (i) supplied by the Company or any Affiliate of the Company with the approval of the Company, or (ii) produced by any other companies in accordance with the standard designated by the Company, which have been tested and accepted by the Company and labeled with the relevant trademark to indicate they are the “Products” hereunder.

(9) “Affiliate” means Mazda Motor Corporation, Ford Asia-Pacific Automobile Holding Co., Ltd., Ford Motor (China) Co., Ltd., Chang’an International Corporation, and any other companies related to Mazda Motor Corporation.

(10) “Dealer Price” means the sum of all the prices and expenses payable by the Dealer to the Company in accordance with Article 6 of this Contract.

(11) “Dealer’s Facilities” means the business premises established in accordance with Article 12 and Schedule [•] hereof.

(12) “Agreed Delivery Place” means the Dealer’s Facilities or any other places agreed by the Company and the Dealer for the delivery of the Products by the Company.

(13) “Dealer’s Business” means the business conducted by the Dealer within a specified territory, including without limitation, promotion, retail sale and aftermarket services in respect of the Products.

(14) “Territory” means the regions listed in Schedule [•] and agreed by the Company to be the area where the Dealer is authorized to sell the products and provide related aftermarket services.

(15) “Services” means the inspection, testing, repair, adjustment, maintenance, calibration and any other services in respect of new automobiles.

(16) “Client Directions” includes a product manual, maintenance manual, advertisement manual and certain other documents for client’s reference.

(17) “Trademark” means any trademarks, trade names or the name of the Company legally used, registered or owned by the Company.

(18) “Dealer’s Planned Sales Volume” means the annual average sales volume of the Dealer estimated by the Company, while it neither represents the actual sales volume of the Dealer nor the business target which should be achieved by the Dealer in order to perform the obligations set forth under Article 9.2 hereunder.

(19) “Mazda” means the Mazda Motor Corporation.

(20) “Mazda Brand Autos” means Mazda brand automobiles of any models produced or sold by the Company within the PRC.

Article 5 Right to Sell

1. Vehicles

Subject to the determination of the Company at its sole discretion, in accordance with the standards set by the Company, that the Dealer has the capacity to perform all its obligations hereunder, the Company shall agree to satisfy the Dealer’s demand for Vehicles and the Dealer shall irrevocably agree to purchase from the Company the Vehicles set forth under Schedule [•] hereto and sell the same to its clients.  The Company shall retain the right to reject the orders of the Dealer, and may amend or cancel the Dealer’s orders in accordance with the actual production capacity of the Company.

2. Products

The Company shall accept the Dealer’s orders and sell the Products to the Dealer in accordance with the terms of this Contract.  The Dealer agrees that the right to sell the Products granted to it hereunder shall not be an exclusive distribution right.  The parties agree that in case of any discrepancy between this Contract and any of its ancillary contracts, this Contract shall prevail.

3. Supply and Modification of the Products

Where necessary, the Company may at any time (i) reduce the amount of or cease any Product supply; (ii) change the design of the Products, or (iii) supply any new Products or Products from different product line or of different series or model, in each case, without prior notice to the Dealer and without any liability or obligation to the Dealer.

The Dealer is authorized hereunder and agrees to sell the Products only to the clients who purchase the Products for their own use but not for resale and the Company’s authorized dealers of the Products in the PRC and their Affiliates.  The Dealer is prohibited from selling the Products to non-authorized dealers and/or brokers.  Such restrictions shall not limit the right of the Dealer to sell the Product outside of the Territory, provided that the Dealer may only sell the Products to the person whose purpose of buying the Products is to use the same in the PRC but not for export.

Article 6 Price

The price paid by the Dealer for the Products purchased from the Company shall be determined by the Company, which shall be subject to adjustments made by the Company without prior notice to the Dealer.

Article 7 Payment

Upon receiving the payment from the Dealer or any other person on behalf of the Dealer made in one of the following means selected by the Company, the Company shall provide the Products to the Dealer in accordance with the relevant requirements of the Company:

(1) in cash;

(2) any other means of payment agreed by the Company in writing.

Article 8 Delivery and Shipment of Products

1. Agreed Delivery Place

(1) The Company shall deliver the Products to the Dealer at the Agreed Delivery Place.

(2) Upon delivery by the Company, the Dealer shall check the Vehicles and the Original Spare Parts as well as the accompanying documents and tools.  If the Dealer finds any defect, damage or fault, it may claim losses during the period agreed by the Company and the Dealer.

2. Obligations of the Dealer

Unless otherwise agreed between the Company and the Dealer in writing, any freight and any other expenses arising out of the delivery of the Products to the place other than the Agreed Delivery Place shall be burdened by the Dealer.

3. Rights of the Company

The Company shall have the right to select the means of transportation and transportation routes, and shall select a transportation company with good reputation, transportation experience and expertise.  The Dealer agrees that the Company is not the guarantor or insurer of the transportation company selected by the Company.

Article 9 Sales Responsibility and Performance

1. Responsibility of the Dealer

The Dealer shall proactively promote at its business premises the Vehicles to the clients within the Territory and devote every effort to develop potential clients in order to acquire reasonable market share.

The forgoing provision shall not prevent the Company from supplying any Products, directly or through any third parties, to any person other than the Dealer within the Territory.

2. The Dealer’s Performance Evaluation

The Dealer’s performance in respect of the sale of Vehicles during the period determined by the Company shall be evaluated based on the reasonable standards established by the Company, which shall include:

(1) The proportion of the volume of the Vehicles sold by the Dealer within the Territory to the following sales volume:

A. the total volume of the automobiles sold by the Dealer within the Territory;

B. sales target of the Vehicles proposed by the Company for the Dealer;

C. the total volume of the Vehicles sold within the territory designated by the Company.

(2) the comparison of the sales performance between the Dealer and all the other dealers

If the Company does not satisfy with the performance of the Dealer, it shall notify the Dealer in writing and provide the Dealer with reasonable opportunity to explain.

Article 10 Service Responsibility

1. General Responsibility

The Dealer shall establish and maintain a well-trained and highly qualified service team to provide high quality services at the Dealer’s Facilities to the owners and users of the Products, including the owners and users of the Products within the Territory (regardless of whether such Vehicles are sold by the Dealer or any other dealers), in accordance with the standards and procedures formulated by the Company.

2. Check and Services Free of Charge Prior to the Product Examination and Delivery [intentionally omitted]

3. Maintenance and Repair Services

(1) The Dealer shall provide periodical services requested by the owners or users of the Vehicles at reasonable and competitive fee rates (regardless of whether such Vehicles are sold by the Dealer or any other dealers) in accordance with the Service Manual of Mazda Brand Autos designated by the Company.

(2) The Dealer may also decorate the Vehicle (regardless of whether such Vehicles are sold by the Dealer or any other dealers) in accordance with the reasonable request of its owner or user, provided that such decoration shall not damage or adversely affect the original function of the Vehicle.

4. Quality Warranty and Service Plan

The Dealer shall provide necessary quality warranty and service plan for the Products (regardless of whether such Vehicles are sold by the Dealer or any other dealers) in accordance with the Administrative Regulations on Motor Vehicle Repair Industry, the Service Manual of designated Mazda Brand Autos or the requirements of the Company on the owners or users of the Products, and such service shall be based on the quality warranty standard provided by the Company and any other provisions set forth in the notices of the Company.

5. Service Tools and Equipment

The Dealer shall purchase and maintain in the Dealer’s Facilities service tools and equipment required by the Company, as well as reasonably required special fault diagnostic equipment and other tools and machinery.

6. Performance Evaluation

During the term of this Contract, the Company may conduct performance review against the Dealer to determine whether the Dealer performs it obligations in a satisfactory way.

7. Dealer’s Obligation of Using the Original Spare Parts

The Dealer shall proactively promote the Original Spare Parts to its Clients within the Territory.

8. Performance Evaluation on the Sale of Original Spare Parts

The Dealer’s performance on the sale of Original Spare Parts during the period determined by the Company shall be evaluated based on the reasonable standards established by the Company, which shall include, but not limited to:

(1) the proportion of the Dealer’s sales volume of the Original Spare Parts to the sales target proposed by the Company to the Dealer;

(2) the comparison of the sales performance between the Dealer and other dealers.

9. Use of Original Spare Parts

The Company encourages the Vehicle users to buy Original Spare Parts from the Dealer and the Dealer shall only use Original Spare Parts in repairing Vehicles.

Article 11 Liability Related to Product Quality Warranty

1. Quality Warranty Provided by the Company

The Company may inform the Dealer of the quality warranties applicable to the Products in writing from time to time.  Except for the quality warranties provided in accordance with this Article 11, the Company does not provide any other express or implied quality warranties to the Dealer or any client of the Dealer, and the Dealer shall not mislead its clients into believing that the Company provides such other quality warranties.

2. Quality Warranty on Vehicles

The Company provides quality warranties on the Vehicles to the clients of the Dealer, which shall be implemented by the Dealer at its facilities.  The Dealer does not have the right to provide any other warranties or guarantees with respect to the Vehicles on behalf of the Company; provided, however, that the Dealer may provide additional warranties or guarantees with respect to its repair work on the Vehicle it repairs.  The Company does not have any responsibility or obligation with respect to such additional warranties or guarantees.

3. Quality Warranties on Original Spare Parts

The Company shall provide quality warranties on the Original Spare Parts to the Dealer.

4. Modification of Products

(1) Prior to the sale or delivery of the Vehicles to Clients, the Dealer shall not:

A. make any additions, modifications, changes or adjustments that may adversely affect the function, durability, stability, reliability, quality or safety of the Vehicles;

B. make or allow any other person to make any modification to the Vehicles or make any additions, modification, changes or adjustments inconsistent with the technology, machinery, function or any other specification provided by the Company.

(2) if the Dealer breaches Article 11.4, the quality warranty provided by the Company shall terminate immediately, and if such Vehicle is sold by the Dealer, the Dealer shall:

A. inform its clients of the nature and degree of such additions, modifications, changes or adjustments;

B. inform its clients of the termination of the quality warranty in respect of such Vehicle provided by the Company;

The Dealer shall assume any and all liabilities with respect to the losses arising from its breach of Article 11.4.

(3) If the Dealer or any other person acting on behalf of the Dealer installs any accessories, adds any equipment or maintenance equipment in or to the Vehicle prior to the delivery of such Vehicle by the Dealer to the client, the Dealer shall inform the client that the quality warranty provided by the company does not apply to such accessories and additions.

(4) In case of any additions, modifications, changes or adjustments to/of the Original Spare Parts made by the Dealer or any other person permitted by the Dealer without prior written consent of the Company, the quality warranty provided by the Company on such Original Spare Parts shall immediately terminate.

Article 12 Liability Related to Facilities

1.  Liability Related to Dealer’s Facilities

The Dealer shall establish and maintain the Dealer’s Facilities and install necessary equipment at the place designated by the Company.  Without prior written consent of the Company, the Dealer may neither move its business premises to any other place, nor establish any other business premises for the sale and service of the Products in any other places.

Without prior written consent of the Company, (i) the Dealer may not make any change or modification to the area, interior layout or design of the Dealer’s Facilities; (ii) the Dealer’s Facilities may not be used for purposes other than those provided hereunder.

2. Business Hour [intentionally omitted]

Article 13 Other Liabilities of the Dealer and the Company

1. Working Capital

The working capital of the Dealer shall not be lower than the amount required by the Company.

2. Logo and Signage [intentionally omitted]

3. Accounting System

The Dealer shall comply with the applicable PRC laws and regulations, regardless of adopting what kind of accounting system.

4. Financial Report

Upon request by the Company, the Dealer shall provide the Company with its balance sheet and profit statement, and (i) provide a complete, accurate and true statement regarding its financial condition, monthly and annual operating results of the Products and its used automobile business, at the time and in the manner designated by the Company; (ii) provide sales report and any other report requested by the Company from time to time, including without limitation, the specific daily sales data.  The Company shall keep in confidence all the financial materials provided by the Dealer.

5. Sales Report and Other Report

The Dealer shall provide detailed materials related to the sale of Vehicles, sales report and any other report related to its business reasonably required by the Company.

6. Retail Price

The Dealer must sell the Products at the price fixed by the Company.

7. Clients’ Claims

The Dealer shall endeavor its best efforts to promptly respond to the clients’ inquiries, requests or complains related to the promotion, sale or service of the Products, and shall report to the Company any inquires, requests or complains that it cannot solve.

8. Inspection, Examination, Test, Guidance and Check

The Dealer shall allow the person designated by the Company to, during normal business hours,

•                  inspect the Dealer’s Facilities, the dealer’s business and the Products inventory

•                  test the workshop, instruments, tools and equipment of the Dealer;

•                  check the services provided by the Dealer to the owners or users of the Products;

•                  review the records and documents related to the business of the Dealer.

With respect to any payment, discounts or any other amounts paid by the Company to the Dealer in order to solve the claim made by the Dealer, if the Company finds out that such claim is inappropriate or the amount paid by the Company to the Dealer is inappropriate, the Company shall be entitled to an amount from the Dealer equal to the above amounts or discounts it paid to the Dealer.

9. Personnel [intentionally omitted]

10. Consumer Satisfaction Index [intentionally omitted]

Article 14 Specialized Sale of Products

During the term of this Contract, the Dealer shall not distribute, act as an agent of and sale of any finished automobile of any brand other than the Mazda brand without prior written consent of the Company.

Article 15 Trademark

During the term of this Contract, the Dealer shall be obligated to use the protected marks listed under the designated Auto Service and Sale Shop Image Visual Identify System of Mazda Brand Autos, which shall be displayed on the buildings and service system of the Dealer.  The Dealer may only use the names and marks provided by the Company in the Products sale and service.

The Dealer agrees that it will not use the MAZDA trademark or any other names or marks used by the Company or any of its Affiliates on the “Mazda products or services”, whether registered or not, for purposes other than the sale of or provision of services with respect to the Products.

Article 16 Inventory

1. Vehicles

Subject to the availability of the Products from the Company, the Dealer shall maintain sufficient inventory of various Products supplied by the Company in order to ensure the current market share in the Territory and satisfy the estimated market demand of Vehicles.

2. Original Spare Parts

Subject to the availability of the Products from the Company, the Dealer shall maintain sufficient inventory of various Original Spare Parts supplied by the Company in order to ensure the current market share in the Territory and satisfy the estimated market demand of Original Spare Parts.

Article 17 Order and Supply

1. Order for and Supply of Vehicles

The Dealer shall place orders for Products pursuant to the date and form determined or the method approved by the Company.  The Dealer may not cancel the orders for the Products without obtaining the consent of the Company prior to the scheduled production date.

The Company shall not be liable for any losses, damages or expenses sustained by the Dealer arising out of any failure or delay of delivery of the Vehicles by any manufacturing plant of the Company.  The Company may decide whether to compensate the Dealer in an appropriate method at its sole discretion, which shall not be deemed an agreement or covenant.

2. Order and Supply of Original Spare Parts

The Dealer shall place orders for Original Spare Parts pursuant to the date and form provided or the method approved by the Company in accordance with Article 16.2, and shall maintain sufficient inventory.  The Company shall retain the right to refuse to accept all or portion of the orders placed by the Dealer.  Unless with prior written consent of the Company, the Dealer shall not cancel the orders for Original Spare Parts it has placed.

3. Liability for Demurrage

The Dealer shall be responsible for any demurrage and storage fees and any other expenses incurred after the delivery of the Products, and it shall also pay any additional fees and expenses incurred by the Company or its Affiliates due to the cancellation of any orders for Products or refusal or failure to receive the ordered Products by the Dealer.

4. Taxes and Charges

The Dealer shall be responsible for any and all taxes and charges related to the Products.

Article 18 Vehicles Used for Display [intentionally omitted]

Article 19 Commercial Activities, Advertisements, Deposit of Clients and Guarantee to the Company

1. Commercial Activities [intentionally omitted]

2. Advertisements [intentionally omitted]

3. Deposit of Clients [intentionally omitted]

4. Guarantee to the Company

The Dealer shall or shall cause other persons to provide security or guarantee to the Company in the form and substance required and approved by the Company.

Article 20 Relationship between the Dealer and the Company

1. The Dealer is not an agent of the Company.

2. The Dealer is not an employee of the Company.

3. The employees of the Dealer do not enter into any relationship with the Company.

4. Compensation Liability of the Dealer

The Dealer shall compensate the Company for and hold it harmless from any claims, losses, damages or expenses (including legal fees) arising out of its violation of the above provisions.

Article 21 Termination

1. Termination by the Dealer

The Dealer may terminate this Contract at any time with ninety (90) days prior written notice to the Company.

2. Termination by the Company due to Events under the control of the Dealer

Termination of this Contract due to the following events under the control of the Dealer and beyond the control of the Company, which are in material contravention with the intention and purpose of this Contract:

(1) transfer or attempt transfer by the Dealer of any interests, rights, privileges or obligations hereunder; transfer of the material assets of the Dealer required for the operation of the Products due to any legal or other similar reasons; any direct or indirect change of the ownership or management member of the Dealer without prior written consent of the Company in accordance with Article 3;

(2) The Dealer or the persons identified under Article 2 conceal relevant facts in applying for this Contract; the Dealer conceals any facts of the persons identified under Article 2; the Dealer delivers false or fraudulent applications, demands, representations or reports to the Company or any of its Affiliates during its dealing in the Products;

(3) The Dealer becomes bankrupt or insolvent;

(4) The Dealer or the person identified under Article 2 is determined by a court to be in violation of any law, or such person’s act is incompliant with that of a merchant with good reputation, or any disagreements arises among the persons identified under Article 2, in each case, which seems to the Company that may adversely affect the operation or business of the Dealer or the reputation, good will or credibility of the Dealer, the Company, any other dealers, Affiliates or the Products;

(5) The Dealer continues to engage in any business or advertisement activities in contravention of Article 23.8 after being warned by the Company in writing;

(6)  The Dealer fails to meet the requirements set forth under Article 5 to Article 7 and Article 15;

(7) The Dealer fails to pay any amounts which have become due to the Company or any Affiliates, and fails to pay such amounts in full within fifteen (15) days after it receives the notice from the Company or such Affiliates.

In case of any event described above, the Company may terminate this Contract with at least 15 days notice in writing to the Dealer.

3. The Company may terminate this Contract with at least sixty (60) days notice in writing to the Dealer if the Dealer fails to perform its obligations under Article 9, 10, 12, 13, 14 and 23, and the then applicable standard manual of the Products and the Dealer.

4. In the event of death or incapacity of the owner of the Dealer, the Company or the Dealer may terminate this Contract with at least fifteen (15) days notice in writing to the other party.

5. If the Dealer or the Company fails to obtain the license required for the performance of this Contract, either the Company or the Dealer may terminate this Contract with at least fifteen (15) days notice in writing to the other party.

6.  Termination by the Company at its sole discretion

The Company may terminate this Contract at its sole discretion at any time with thirty (30) days prior written notice to the Dealer.

7. If the Company or any Affiliate proposes a new or amended contract to the Dealer, the Company may terminate this Contract with at least thirty (30) days notice in writing to the Dealer.

8. Act in Good Faith

(1) The Dealer acknowledges that (i) any failure to perform any of its obligations hereunder shall be deemed a material breach of this Contract; (ii) the occurrence of any event described under Article 21.2, 21.3 or 21.5 will materially affect the basic intention of this Contract, and (iii) the retention by the Company of the termination right under Article 21.7 is necessary for the Company to always remain competitive.

(2) If the Company or any representative of the Company (i) requests the Dealer to perform any of its obligations, (ii) finds the Dealer fails to perform its obligation and notifies the Dealer of the same, and (iii) send a termination notice to the Dealer in case of the event described in (ii), the Dealer agrees that such request, notice or termination shall not be regarded to be a threat, unreasonable, unfair or dishonest.

Article 22 Post-termination Obligation of the Dealer

1. Upon termination of this Contract, the Dealer shall cease to be the authorized dealer of the Company.

2. Upon termination of this Contract, the Company shall have the right to cancel all the outstanding orders for Products it has received.

3. Upon termination of this Contract, the Dealer shall transfer to the Company or the person designated by the Company all the outstanding orders for the Products it enters into with its clients and all the deposits of its clients.

4. Upon termination of this Contract, the Dealer shall deliver to the Company or the person designated by the Company all the plans in connection with repair, marketing and promotion of the Products and any other service records.

5. Upon termination of this Contract, the Dealer shall immediately repay the Company or any Affiliate all the amounts owed to the Company or such Affiliate.

6. Removal of Logo and Signage

Upon termination of this Contract, the Dealer shall (i) remove all the logos of the Company or any Affiliate used by the Dealer; (ii) return all the logos and signage to the Company at the  cost of the Dealer; (iii) remove or destroy all trademarks and logos of the Company or any Affiliate used on the items for business purpose at the cost of the Dealer; (iv) stop advertising it as the authorized dealer of the Products, and (v) not engage in any activities indicating that it is or was an authorized dealer of the Products.

The Dealer shall compensate the Company for, and hold the Company harmless from all losses, damages, liabilities, expenses (including any legal fees) resulted from any violation by the Dealer of any item of Article 22.6.

7. Termination of other Contracts

Upon termination of this Contract, the Company shall be entitled to (i) request its Affiliates to terminate any other contracts with the Dealer; (ii) terminate any other contracts with the Dealer.

8. Products Held by the Dealer Upon Contract Termination

Upon termination of this Contract, the Company may determine at its sole discretion to (i) assist the Dealer in the disposal of the unused and undamaged Vehicles; (ii) purchase back all or portion of the unused and undamaged Vehicles of model year as at the termination date at the price determined by the Company; (iii) purchase back the unused and undamaged Original Spare Parts and any other equipment and machinery used in connection with its aftermarket service and in good condition, at the price determined by the Company.

9. Title Certificate

Where the Company purchases back the Products in accordance with Article 22.8, the Dealer shall delivered to the Company the certificates evidencing that there is not any encumbrance on such Products.  If there is any encumbrance on such Products, the parties shall enter into an agreement pursuant to which the Company shall purchase such Products at an agreed price and such encumbrances shall be released upon the execution of such agreement.

10. Exercise of the Rights against the Collaterals

The Company may exercise its security rights under Article 19.4 at appropriate time without affecting any other rights of the Company hereunder.

Article 23 Miscellaneous

1. This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

2. The Company shall have the right to select other dealers to sell the Products within the Territory.

3. The Dealer’s rights to dispose of its interests, rights, assets or business

Without prior written consent of the Company, the Dealer shall not sell, transfer, assign to any third party or otherwise dispose of any rights under this Contract or any rights or business qualification of the Dealer.

 4-16. [intentionally omitted]

Article 24 Limitation of the Company’s Liability

The Company will not be liable for (i) any expenses incurred by the Dealer in its performance of the liabilities and obligations under this Contract, or (ii) any direct or indirect losses, damages or expenses sustained by the Dealer or any third party due to any act of the Dealer relying on the proposal or assistance of the Company.

Article 25 Term

The term of this Contract shall be two (2) years from the date set forth in Article 1 hereof.  The Company may extend the term of this Contract for one year with thirty (30) days written notice.

Article 26 Execution, Amendment and Termination [intentionally omitted]

Article 27 This Contract shall become effective upon execution by both parties hereto.

Chang An Ford Mazda Automobile Co., Ltd.

Authorized representative:

Dated:

[Dealer]

Authorized representative:

Dated: